Exhibit 99.1

ADDITIONAL INFORMATION TO FORM 3

Reporting Person:	Artal Participations & Management S.A.
Address:	105, Grand Rue
Luxembourg, Luxembourg L-1661

Date of Event
Requiring Statement:	August 11, 2003

Issuer Name and Ticker or
Trading Symbol:	Weight Watchers International, Inc./WTW

*****

Note A:

The parent entity of Artal Participations & Management S.A. is Artal Services N.V., the parent entity of Artal Services is Artal International S.A. and the parent entity of Artal International is Artal Group S.A.  Artal Luxembourg S.A., another wholly-owned subsidiary of Artal International, holds more than 10% of Weight Watchers International Inc.’s common stock, and Artal Participations & Management may be deemed to be part of a group with Artal Luxembourg.  Artal Participations & Management does not affirm the existence of a group with Artal Luxembourg.  Artal Services, Artal International and Artal Group disclaim beneficial ownership of all the foregoing shares.

Joint Filer Information Statement

Reporting Person:	Artal Services N.V.
Address:	Woluwe Garden
Woluwedal, 28
B-1932 St Stevens Woluwe
Belgium

Date of Event
Requiring Statement:	August 11, 2003

Issuer Name and Ticker or
Trading Symbol:	Weight Watchers International, Inc./WTW

Designated Filer:	Artal Participations and Management S.A.

ARTAL SERVICES N.V.

By:	/s/ Bernard Darimont		August 11, 2003
	**Signature of Reporting Person		Date
	Name:	Bernard Darimont
	Title:	Managing Director